                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 29, 1999
                                                        -----------------

                                 POWER-ONE, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                  0-29454               77-0420182
-------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission         (I.R.S. Employer
incorporation or organization)     File number)        Identification No.)

      740 CALLE PLANO, CAMARILLO, CA                             93012
-------------------------------------------------------------------------------
 (Address of principal executive offices)                      (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (805) 987-8741
                                                          ---------------
                                 NOT APPLICABLE
-------------------------------------------------------------------------------

    This report amends the current report on Form 8-K/A dated January 29, 1999, of Power-One, Inc. (the "Company"), filed on August 17, 1999, to reclassify certain pro forma cost of goods sold and operating expenses for the pro forma year ended December 31, 1998.

This report relates to the purchase by the Company of all of the outstanding capital stock of International Power Devices, Inc. ("IPD") for approximately $31.8 million, less certain capitalized lease obligations and other indebtedness of IPD. In addition, the Company may pay up to $13 million earnout consideration to IPD's stockholders based upon IPD's attaining certain defined operational performance objectives through March 31, 2000. This report contains the financial statements and pro forma financial information required to be provided under Item 7 of the Form 8-K. Therefore, the Company hereby amends its Form 8-K/A in accordance with Rule 12b-15 under the Securities Exchange Act of 1934. Other than as described in the preceding paragraph, the information set forth in the Form 8-K/A, filed on August 17, 1999, has not changed.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

    The following financial statements and pro forma financial information are filed as part of this report:

(a)  Financial statements of businesses acquired.

     Balance sheet of IPD as of December 31, 1998 and related statements of income, stockholders' equity and cash flows for the year ended December 31, 1998.

(b)  Pro forma financial information.

     Pro forma consolidated balance sheet as of December 31, 1998 and explanatory notes. Pro forma consolidated statement of operations for the year ended December 31, 1998 and explanatory notes.

(c)  Exhibits

     The exhibits listed below are filed as part of, or incorporated by reference into, this report.

    EXHIBIT NO.        DESCRIPTION

   2.1* Agreement and Plan of Merger, dated as of January 7, 1999, by and among Power-One, Inc., Power-One Acquisition Corporation, and International Power Devices, Inc.

   23 Consent of Arthur Andersen LLP with respect to the Financial Statements of International Power Devices, Inc.
--------------------

* Previously filed as an exhibit to Form 8-K of Power-One, Inc., dated January 29, 1999 (File No. O-29454)


The Registrant undertakes to furnish supplementally to the Commission, upon request, a copy of any Exhibit or Schedule to the Agreement and Plan of Merger.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of International Power Devices, Inc.:

We have audited the accompanying balance sheet of International Power Devices, Inc. (a Massachusetts corporation) as of December 31, 1998, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Power Devices, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




Arthur Andersen, LLP
Boston, Massachusetts
February 19, 1999

                        INTERNATIONAL POWER DEVICES, INC.

                        BALANCE SHEET--DECEMBER 31, 1998

                                     ASSETS

                                                                                        1998
CURRENT ASSETS:

   Cash and cash equivalents                                                      $         6,501
   Accounts receivable, net of reserves of $85,300 as of December 31, 1998              5,027,663
   Inventories                                                                          5,357,893
   Deferred tax asset                                                                     330,000
   Prepaid expenses                                                                        52,286
   Refundable income taxes                                                                 80,000
                                                                                  ---------------

         Total current assets                                                          10,854,343
                                                                                  ---------------
PROPERTY AND EQUIPMENT, AT COST:

   Machinery and equipment                                                              5,355,895
   Office equipment and furniture                                                         941,011
   Leasehold improvements                                                                 761,470
                                                                                  ---------------
                                                                                        7,058,376

   Less--Accumulated depreciation and amortization                                      3,711,015
                                                                                  ---------------
                                                                                        3,347,361
                                                                                  ---------------
LOANS RECEIVABLE FROM AFFILIATES                                                                -
                                                                                  ---------------
OTHER ASSETS                                                                              276,578
                                                                                  ---------------
                                                                                  $    14,478,282
                                                                                  ---------------
                                                                                  ---------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Line of credit with a bank                                                     $     1,927,025
   Current portion of long-term debt                                                      695,172
   Current portion of capital lease obligations                                           807,693
   Accounts payable                                                                       728,449
   Accrued expenses                                                                     1,306,305
                                                                                  ---------------

         Total current liabilities                                                      5,464,644
                                                                                  ---------------
LONG-TERM DEBT                                                                          1,719,657
                                                                                  ---------------
DEFERRED TAX LIABILITY                                                                    241,000
                                                                                  ---------------
CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION                                         1,364,333
                                                                                  ---------------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value-

     Authorized--250,000 shares

     Issued--201,509 shares                                                                 2,015
   Additional paid-in capital                                                           5,201,609
   Common stock warrants                                                                  250,000
   Retained earnings                                                                      411,024
   Less--Treasury stock, 12,520 shares, at cost                                          (176,000)
                                                                                  ---------------

         Total stockholders' equity                                                     5,688,648
                                                                                  ---------------
                                                                                  $    14,478,282
                                                                                  ---------------
                                                                                  ---------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        INTERNATIONAL POWER DEVICES, INC.

                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                1998
NET SALES                                                                 $    29,100,677

COST OF GOODS SOLD                                                             20,237,362
                                                                          ---------------
         Gross profit                                                           8,863,315
                                                                          ---------------
OPERATING EXPENSES:

   Selling and marketing                                                        2,124,605
   Research and development                                                     2,902,707
   General and administrative                                                   2,872,784
                                                                          ---------------

         Total operating expenses                                               7,900,096
                                                                          ---------------
         Income from operations                                                   963,219

OTHER:

   Interest expense                                                              (598,673)
   Equity in income of joint venture                                              111,041
                                                                          ---------------
         Income before provision for income taxes                                 475,587

PROVISION FOR INCOME TAXES                                                        270,000
                                                                          ---------------
         Net income                                                       $       205,587
                                                                          ---------------
                                                                          ---------------

NET INCOME PER SHARE:

   Basic                                                                  $          1.02
                                                                          ---------------
                                                                          ---------------
   Diluted                                                                $          1.00
                                                                          ---------------
                                                                          ---------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:

   Basic                                                                          201,509
                                                                          ---------------
                                                                          ---------------
   Diluted                                                                        206,320
                                                                          ---------------
                                                                          ---------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        INTERNATIONAL POWER DEVICES, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                  COMMON STOCK                  ADDITIONAL           COMMON          RETAINED
                                              NUMBER OF    $.01 PAR              PAID-IN              STOCK          EARNINGS
                                               SHARES        VALUE               CAPITAL             WARRANTS        (DEFICIT)
BALANCE, DECEMBER 31, 1997                     201,509        2,015             5,004,944            250,000          205,437

   Noncash compensation expense related
     to the issuance of nonqualified
     stock options                                   -            -               196,665                  -                -

   Net income                                        -            -                     -                  -          205,587
                                           -----------       -------          -----------       ------------     ------------

BALANCE, DECEMBER 31, 1998                     201,509       $ 2,015           $5,201,609           $250,000         $411,024
                                           -----------       -------          -----------       ------------     ------------
                                           -----------       -------          -----------       ------------     ------------


                                                                                 TOTAL
                                                                              STOCKHOLDERS'
                                                    TREASURY STOCK               EQUITY
                                             NUMBER OF
                                               SHARES            COST
                                               12,520          (176,000)        5,286,396
BALANCE, DECEMBER 31, 1997

   Noncash compensation expense related
     to the issuance of nonqualified                -                 -           196,665
     stock options
                                                    -                 -           205,587
   Net income                              ----------        ----------       -----------

                                               12,520         $(176,000)       $5,688,648
BALANCE, DECEMBER 31, 1998                 ----------        ----------       -----------
                                           ----------        ----------       -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        INTERNATIONAL POWER DEVICES, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                                  1998
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net income                                                                               $       205,587
   Adjustments to reconcile net income to net cash provided by operating activities-
     Depreciation and amortization                                                                1,097,482
     Noncash compensation expense related to the issuance of nonqualified stock options             196,665
     Write-off of interest on loan receivable                                                        36,237
     Accretion of discount on notes payable                                                          50,000
     Equity in income of joint venture                                                             (111,041)
     Changes in current assets and liabilities-
       Accounts receivable                                                                       (1,545,878)
       Inventories                                                                                 (695,009)
       Prepaid expenses and other current assets                                                     (3,079)
       Refundable income taxes                                                                      578,602
       Accounts payable                                                                            (134,044)
       Accrued expenses                                                                             581,055
                                                                                            ---------------

              Net cash provided by operating activities                                             256,577
                                                                                            ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchases of property and equipment                                                             (504,117)
   Proceeds from repayment of loan receivable                                                       235,588
   Decrease in other assets                                                                          20,109
                                                                                            ---------------

              Net cash used in investing activities                                                (248,420)
                                                                                            ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Net borrowings under line of credit                                                            1,037,617
   Repayments under long-term debt                                                                 (216,029)
   Proceeds from exercise of stock options                                                                -
   Principal repayments of capital lease obligations                                               (831,637)
                                                                                            ---------------

              Net cash used in financing activities                                                 (10,049)
                                                                                            ---------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                            (1,892)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                          8,393
                                                                                            ---------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                      $         6,501
                                                                                            ---------------
                                                                                            ---------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for-

     Interest                                                                               $       549,234
                                                                                            ---------------
                                                                                            ---------------
     Income taxes                                                                           $             -
                                                                                            ---------------
                                                                                            ---------------

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:

   Equipment acquired under capital lease obligation                                        $       420,912
                                                                                            ---------------
                                                                                            ---------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        INTERNATIONAL POWER DEVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

(1)  OPERATIONS

     International Power Devices, Inc. (the Company) was incorporated in December 1984 to design and manufacture high quality, high reliability DC/DC converters. The Company's end-user customers are located throughout North America, Europe and Asia.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements reflect the application of certain accounting policies described below and elsewhere in these notes to financial statements.

     (a)  MANAGEMENT ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

     (b)  CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

     (c)  REVENUE RECOGNITION

          The Company recognizes revenue upon product shipment. Provisions for estimated warranty costs are recorded at the time of sale, based on historical experience.

     (d)  NET INCOME PER COMMON SHARE

          Basic net income per common share was computed by dividing net income by the basic weighted average number of common shares outstanding during the period. Diluted net income per common share was computed by dividing net income by diluted weighted average number of common shares outstanding during the year. The weighted average number of common equivalent shares outstanding has been determined in accordance with the treasury-stock method. Common stock equivalents consist of common stock issuable on the exercise of outstanding options and warrants to purchase common stock.

          Calculations of basic and diluted weighted average per common shares and potential common share are as follows:


                                                                    YEAR ENDED
                                                                   DECEMBER 31,

                                                                         1998
     Net income                                                   $      205,587
                                                                  --------------
                                                                  --------------

     Weighted average number of common shares outstanding                201,509

     Potential common shares pursuant to stock options                     1,394

     Potential common shares pursuant to conversion of warrants            3,417
                                                                  --------------

     Diluted weighted average shares                              $      206,320
                                                                  --------------
                                                                  --------------

     Basic net income per share                                   $         1.02

     Diluted net income per common and potential share            $         1.00


          There were no antidilutive shares at December 31, 1998.

     (e)  INVENTORIES

          Inventories are stated at the lower of cost or market, on the first-in, first-out basis and consist of the following at December 31, 1998:

                                                                 1998
                Raw materials                               $     2,722,624
                Work-in-process                                   1,175,372
                Finished goods                                    1,459,897
                                                            ---------------
                                                            $     5,357,893
                                                            ---------------
                                                            ---------------

     (f)  DEPRECIATION AND AMORTIZATION

          The Company provides for depreciation and amortization of property and equipment by charges to operations in amounts that allocate the cost of the assets using the straight-line method over their estimated useful lives as follows:

                                                               ESTIMATED
                           ASSET CLASSIFICATION               USEFUL LIFE
                Machinery and equipment                         5 years
                Office equipment and furniture                  5 years
                Leasehold improvements                       Life of lease

     (g)  INVESTMENT IN JOINT VENTURE

          In October 1995, the Company entered into an Equity Joint Venture Agreement with Shenzhen SEZ Industry Company (Shenzhen) to form a limited liability company governed by the laws of the People's Republic of China. Shenzhen has the nonexclusive right to distribute the Company's products within the People's Republic of China. The Company invested $145,000 in cash and $100,000 in technology in 1995, which represents a 49% equity interest in the joint venture. The Company accounts for these investments using the equity method. For the year ended December 31, 1998, the Company recorded $111,041, of equity in income of joint venture. The net investment is included in other assets in the accompanying balance sheet.

          The joint venture has the following selected financial results for the year ended December 31, 1998:

                                                                      1998
                Total assets                                    $     3,232,015
                                                                ---------------
                                                                ---------------
                Total revenue                                   $     4,186,768
                                                                ---------------
                                                                ---------------
                Net income                                      $       226,614
                                                                ---------------
                                                                ---------------

     (h)  CONCENTRATION OF CREDIT RISK

          Statement of Financial Accounting Standards (SFAS) No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosures of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet risk relating to foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company has two customers located in China who represent 46% of accounts receivable at December 31, 1998. These two customers also account for approximately 25% of sales for the year end December 31, 1998.

          The Company additionally has two significant customers who account for approximately 14% and 13%, respectively, of sales for the year ended December 31, 1998. These customers also account for approximately 6% and 8%, respectively, of outstanding accounts receivable at December 31, 1998.

     (i)  FINANCIAL INSTRUMENTS

          SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure about fair value of financial instruments. Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The estimated fair value of these financial instruments approximates their carrying value.

(3)  LOANS RECEIVABLE FROM AFFILIATES

     At December 31, 1997, the Company held three notes receivable bearing interest at 6% per annum from affiliated companies owned by certain stockholders of the Company. These notes were paid in 1998.

(4)  DEBT

     (a)  LINE OF CREDIT

          The Company has a revolving line of credit with a bank that extends through March 1999 and is subject to renewal in April 1999. Borrowings are limited to the lesser of $4,500,000 or 80% of the Company's eligible accounts receivable, as defined. Borrowings under this line of credit are secured by the Company's accounts receivable, inventory and personal guarantees of officers and stockholders. The agreement provides for several restrictive covenants, including restrictions on dividends. At December 31, 1998, the Company was not in compliance with all such covenants. Subsequent to December 31, 1998, the Company paid the entire outstanding balance of the revolving line of credit, as discussed in Note 11.

          At December 31, 1998, the qualified borrowing base was $3,412,987. The line bears interest at the bank's prime rate (7.75% at December 31, 1998) plus .75%. At December 31, 1998, the total unused portion available and borrowings outstanding under the line of credit was $1,485,962 and $1,927,025, respectively.

     (b)  LONG-TERM DEBT

          Long-term debt consists of the following at December 31, 1998:

                                                                          1998
                Subordinated notes payable                          $     1,880,000
                Related party notes payable                                 327,032
                Promissory note payable                                     207,797
                                                                    ---------------
                                                                          2,414,829

                Less--Current maturities                                    695,172
                                                                    ---------------
                                                                    $     1,719,657
                                                                    ---------------
                                                                    ---------------

     (c)  SUBORDINATED NOTES PAYABLE

          In March 1996, the Company entered into a subordinated note and warrant purchase agreement (the Subordinated Note Agreement) with an institution. The Company received $2,000,000 in connection with the issuance of the subordinated notes. The subordinated notes bear interest at 10%, payable quarterly in arrears. The Company is required to make sixteen quarterly principal payments of $125,000 beginning on June 30, 1999. The subordinated notes are subordinate to all amounts due under the line of credit, but senior to all other outstanding debt. The subordinated notes also require the Company to meet certain financial covenants, as defined. The Company was in compliance with these covenants as of December 31, 1998.

          As part of the Subordinated Note Agreement, the Company also issued warrants to acquire up to 10,000 shares of common stock at an exercise price of $117 per share (the exercise price is subject to adjustment, as defined). Based on the relative value of the subordinated notes and warrants at the time of the agreement, the Company allocated $250,000 of proceeds to the warrants. The Company is amortizing the related discount on the subordinated notes using the effective-interest-rate method through the maturity date. During 1998, the Company recorded $50,000 in interest expense relating to the amortization of the discount on the subordinated notes. As of December 31, 1998, cumulative amortization of the discount was $130,000.

     (d)  RELATED PARTY NOTES PAYABLE

          In 1994, 1995 and 1996, the Company issued notes payable to a stockholder of the Company in amounts of $100,000, $150,000 and $200,000, respectively. All notes are personally guaranteed by two stockholders of the Company and are subordinated to the revolving line of credit and the subordinated notes payable. All notes bear interest at a rate of 12%. The principal installments are payable in equal monthly installments of $2,224, $3,950 and $5,267, respectively, and expire in November 1999, September 2000 and April 2001, respectively. The outstanding balance of these notes at December 31, 1998 was $21,069, $73,805 and $124,084, respectively.

          Additionally, in 1994, the Company borrowed $130,000 from a stockholder to increase the working capital of the Company in order to expand the business. This loan bears interest at the bank's prime rate plus 4.25%, not to exceed 15%. The loan is payable in equal monthly installments of $2,113 plus interest through November 1999. The outstanding balance of this loan at December 31, 1998 is $108,074.

     (e)  PROMISSORY NOTE PAYABLE

          In November 1995, the Company issued a promissory note to an institution in the amount of $500,000. The note is personally guaranteed by three stockholders of the Company and is subordinate to the committed line of credit and the subordinated notes payable. The note is collateralized by substantially all assets of the Company and bears an interest rate equal to the bank's prime rate plus 2.5%. The note is payable in equal monthly installments of $8,333 plus interest through November 2000.

     (f)  OTHER NOTE PAYABLE--AFFILIATE

          In 1995, the Company entered into a loan agreement with an affiliate for proceeds of $285,000. This loan was paid in full in September 1997.

     (g)  MATURITIES OF LONG-TERM DEBT

          Maturities of long-term debt as of December 31, 1998 are as follows:

                1999                               $       695,172
                2000                                       691,371
                2001                                       523,286
                2002                                       500,000
                2003                                       125,000
                                                   ---------------
                                                   $     2,534,829
                                                   ---------------

                Less--Unamortized discount                 120,000
                                                   ---------------
                                                   $     2,414,829
                                                   ---------------
                                                   ---------------

(5)  COMMITMENTS

     (a)  LEASES

          The Company leases its current facility from a related party under a 10-year operating lease that includes taxes, operating expenses and escalation adjustments, expiring in July 2005. The escalation adjustment shall be equal to the product of the base rent times the Consumer Price Index. The Company also leases certain equipment under capital leases with expiration dates through 2003. Rent expense amounted to approximately $840,000 for the year ended December 31, 1998.

          Future minimum lease payments under operating and capital leases consist of the following at December 31, 1998:

                                                                 CAPITAL LEASES   OPERATING LEASE
          1999                                                  $      961,715    $      841,900
          2000                                                         801,429           841,900
          2001                                                         456,893           841,900
          2002                                                         208,413           841,900
          2003                                                          40,907           841,900
          Thereafter                                                         -         1,262,850
                                                                --------------    --------------

                   Total future minimum lease payments               2,469,357    $    5,472,350
                                                                                  --------------
                                                                                  --------------
                   Less--Amount representing interest                  297,331
                                                                --------------
                   Present  value  of  future   minimum  lease
                   payments                                          2,172,026

                   Less--Current portion of capital leases             807,693
                                                                --------------
                            Total                               $    1,364,333
                                                                --------------
                                                                --------------

     (b)  LITIGATION

          The Company is involved in various litigation arising in the ordinary course of business. Each of these matters is subject to various uncertainties and some of these matters may be resolved unfavorably to the Company. In the opinion of management, the ultimate liability, if any, resulting from the aforementioned actions is not anticipated to have a material adverse effect upon the Company's financial position or results of operations.

(6)  INCOME TAXES

     Under SFAS No. 109, ACCOUNTING FOR INCOME TAXES, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on changes in the asset or liability from period to period.

     The components of the tax provision are as follows:

                                                      1998
               Current-

                Federal                          $       270,000
                State                                          -
                                                 ---------------

                                                         270,000

               Deferred-



                Federal                                        -
                State                                          -

               Provision for income taxes        $       270,000
                                                 ---------------
                                                 ---------------

       A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

                                                                 DECEMBER 31,
                                                                    1998
              Income tax provision at federal statutory rate        34.0%
              Increase (decrease) in tax resulting from-
                State tax provision, net of federal provision        6.0
                Noncash  compensation expense related to the
                 issuance of nonqualified stock options             14.1
                Accretion of discount on notes payable               3.6
                Other permanent items                               (0.9)
                                                                  ------

Provision for income taxes                                          56.8%
                                                                  ------
                                                                  ------

     Deferred income taxes as of December 31, 1998 related to the following state net operating loss and credit carryforwards and temporary differences:

                                                              DECEMBER 31,
                                                                  1998
                Deferred tax assets-
                 Accrued expenses and reserves              $       397,000
                 State NOL and credit carryforwards                 113,000
                 Valuation allowance                               (180,000)
                                                            ---------------

                     Total deferred tax assets              $       330,000
                                                            ---------------
                                                            ---------------
                Deferred tax liability-
                 Depreciation                               $      (241,000)
                                                            ---------------
                                                            ---------------

     Under SFAS No. 109, the Company recognizes a deferred tax asset for the future benefit of its temporary differences if it concludes that it is more likely than not that the deferred tax asset will be recognized.

(7)  COMMON STOCK

     (a)  WARRANTS

          In connection with the issuance of the subordinated note payable (see
          Note 4(c)), the Company issued warrants to purchase 10,000 shares of common stock at an exercise price of $117 per share. The warrants are exercisable immediately and expire on the later of March 31, 2003 or at such time as all principal and interest on the subordinated note payable is paid in full.

     (b)  COMMON STOCK AND OPTION PURCHASE AGREEMENT

          In July 1996, in connection with a Common Stock and Option Purchase Agreement, the Company issued 17,094 shares of common stock and 10,000 options to purchase the Company's common stock at an exercise price of $117 per share (the exercise price is subject to adjustment, as defined). These options vest immediately upon the grant date and expire on June 30, 2003. As of December 31, 1998, all 10,000 options were still outstanding.

     (c)  DIRECTORS STOCK OPTION PLAN

          The Company's Directors Stock Option Plan (the Plan) is administered by the Board of Directors and authorizes the issuance of common stock for the exercise of options. The Plan provides for the grant of 300 options per year to each qualified director of the Company. Options granted under the Plan vest immediately upon grant date and expire 30 days after the stockholder ceases to be a Director of the Company. At December 31, 1998, there were 1,500 outstanding options under the Plan.

          In accordance with APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, the Company records compensation expense when options are granted with an exercise price per share that is less than the fair market value of the common stock at the date of grant. Compensation expense is recorded in an amount equal to the excess of the fair market value per share over the exercise price, times the number of options granted. The compensation expense charged to operations was approximately $196,665 and $138,000 for the years ended December 31, 1998 and 1997, respectively.

          The following is a summary of stock option activity under the Plan:

                                                                                                  WEIGHTED

                                                               NUMBER OF                           AVERAGE
                                                                SHARES        EXERCISE PRICE   EXERCISE PRICE



                Outstanding at December 31, 1997                         -   $           -     $            -
                   Granted                                           1,500              10                 10
                                                            --------------   -------------

                Outstanding at December 31, 1998                     1,500   $          10     $           10
                                                            --------------   -------------     --------------
                                                            --------------   -------------     --------------

                Exercisable at December 31, 1998                     1,500   $          10     $           10
                                                            --------------   -------------     --------------
                                                            --------------   -------------     --------------

     (d)  STOCK-BASED COMPENSATION

          In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires the measurement of the fair value of stock options to be included in the statement of operations or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123 for stock options granted in 1998 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used are as follows:

                                                              1998
                Risk-free interest rate                      5.42%
                Expected dividend yield                        -
                Expected lives                              5 years
                Expected volatility                            -

          The fair value of grants, using the Black-Scholes option pricing model prescribed by SFAS No. 123, during 1998 was $200,226. Noncash compensation expense related to the issuance of nonqualified stock options accounted for under APB No. 25 was $196,665 in 1998. Therefore, the pro forma effects of applying SFAS No. 123, if the Company elected to do so, are as follows for the year ended December 31, 1998:

                                                              1998
                Net income-
                   As reported                          $       205,587
                   Pro forma                                    202,026

(8)  SEGMENT AND GEOGRAPHIC INFORMATION

     The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, in the fiscal year ended December 31, 1998. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company's chief decision maker, as defined under SFAS No. 131, is the Chief Executive Officer. To date, the Company has viewed its operations and manages its business as principally one segment: DC/DC converter manufacturing and sales. As a result, the financial information disclosed herein represents all of the material financial information related to the Company's principal operating segment.

     Total revenues from international sources were $10,191,443 in 1998, respectively. The Company's revenues from international sources were primarily generated from customers located in China. The following table represents amounts relating to geographic locations for the year ended December 31, 1998.

                                                              1998
                Total revenues (1)
                   United States                        $    18,909,234
                   China                                      7,236,780
                   Other foreign countries                    2,954,663
                                                        ---------------
                                                        $    29,100,677
                                                        ---------------
                                                        ---------------

     (1) Revenues are attributed to geographic regions based on location of customer.

(9)  RELATED PARTY GUARANTEE

     The Company, along with several of its stockholders, has guaranteed the debt on the 14-20 Linden Street Trust, a related party. The trust is owned by several of the Company's stockholders and rents the building to the Company and others. The debt is secured by the building. At December 31, 1998, the outstanding debt was $1,921,198 and the net book value of the building was $2,837,697.

(10) RETIREMENT PLAN

     In 1996, the Company adopted a defined contribution retirement plan (the Retirement Plan). The Retirement Plan qualifies under Section 401(k) of the Internal Revenue Code and covers substantially all employees. Under the Retirement Plan, a participant may elect to defer receipt of a stated percentage of his or her compensation, subject to limitation under the Internal Revenue Code, which would otherwise be payable to the participant for any plan year. The Company may make matching contributions equal to 25% of pretax employee contributions up to a maximum of 4% of an employee's salary. During 1998, the Company made matching contributions of approximately $33,000.

(11) SUBSEQUENT EVENT

     On January 29, 1999, the Company reached an agreement to sell 100% of the outstanding shares of common stock to Power-One, Inc. In connection with the sale, the shareholders received $31.75 million less the outstanding balances as of January 29, 1999 of the subordinated notes payable, the capital leases and the revolving line of credit. In addition, $3.6 million was placed in escrow, subject to certain adjustments, as defined. The agreement also calls for future contingent payments of up to $13 million based upon earnout provisions, as defined.

                                 POWER-ONE, INC.

Pro Forma Financial Information:

         On January 29, 1999, the Company completed its acquisition of IPD for $31.8 million less certain capitalized lease obligations and other indebtedness of IPD. In addition, the Company may pay up to $13 million earnout consideration to IPD's stockholders based upon IPD's attaining certain defined operational performance objectives through March 31, 2000. In a separate transaction, the Company has agreed to acquire IPD's manufacturing facility from a separate partnership for its appraised value, which is anticipated to be approximately $4-$5 million. The purchase price was negotiated at arms-length with IPD, which had no prior relationship with the Company. The source of funds for the acquisition was a combination of the Company's available cash, as well as advances totaling approximately $28 million under its existing credit facility.

         IPD, a Boston-based company, is a leading supplier of over 1,000 high-density and general-purpose DC/DC converters and ring generators which it distributes primarily throughout North America. IPD's major customers include Cisco, Bay Networks, Nortel and Hewlett-Packard. As part of the acquisition, the Company acquired IPD's 49% ownership position in Shenzhen SED-IPD International Electronic Device Co., Ltd., a joint venture based in Shenzhen, China.

         The acquisition was accounted for using the purchase method of accounting. The net purchase price, plus transaction costs, was allocated to tangible assets and intangible assets. The excess of the aggregate purchase price over the estimated fair market values of the net assets acquired was recognized as goodwill and other identifiable intangible assets, and is being amortized over periods ranging from five to 15 years.


The following unaudited pro forma statement of operations gives effect to the acquisition of both IPD and Melcher as if they had occurred at the beginning of the period presented and includes adjustments which give effect to events that are directly attributable to the transaction that are expected to have a continuing impact and that are factually supportable. The pro forma year ended December 31, 1998 statement of operations combines Melcher's fiscal year, which ended on September 30, 1998, with our fiscal year and IPD's fiscal year, each of which ended on December 31, 1998. The unaudited balance sheet gives effect to the IPD acquisition as if it occurred as of December 31, 1998 and includes adjustments which give effect to events that are directly attributable to the transaction and factually supportable regardless of whether they have a continuing impact or are nonrecurring. Because the Company acquired Melcher in August 1998, the fair market values of Melcher's assets and liabilities have been included in the Company's historical balance sheet at December 31, 1998. The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below. The pro forma financial information does not necessarily reflect the operating results that would have occurred had the acquisition been consummated as of the above dates, nor is such information indicative of future operating results.

                                 POWER-ONE, INC.
                         PRO FORMA FINANCIAL INFORMATION
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                             (Dollars in thousands)

                                                                       December 31, 1998

                                                               ---------------------------------------------------------------------
                                                               POWER-ONE        IPD          ADJUSTMENTS    REFERENCE      PRO FORMA
                                                               ---------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                      $ 10,781           $6               $-                      $ 10,787
Trade accounts receivable, net                                   17,865        5,028                -                        22,893
Other receivables                                                 2,184            -                -                         2,184
Inventories                                                      32,396        5,358            1,030        (B, C)          38,784
Other current assets                                              3,211          462                -                         3,673
                                                               --------------------------------------                     ---------

     Total current assets                                        66,437       10,854            1,030                        78,321

Fixed assets, net                                                34,608        3,347              158        (B, C)          38,113
Intangible assets, net                                           51,019            -           18,720     (B, C, G)          69,739
Other assets                                                      1,915          277                -                         2,192
                                                               --------------------------------------                     ---------

Total assets                                                   $153,979      $14,478          $19,908                      $188,365
                                                               --------------------------------------                     ---------
                                                               --------------------------------------                     ---------


LIABILITIES AND STOCKHOLDERS' EQUITY

Credit facility                                                $ 14,680      $ 1,927          $28,303           (B)        $ 44,910
Current portion of long-term debt and capital leases              3,026        1,503                -                         4,529
Accounts payable                                                  6,273          728                -                         7,001
Accrued expenses and other liabilities                           10,188        1,306            1,137     (D, E, H)          12,631
                                                               --------------------------------------                     ---------

     Total current liabilities                                   34,167        5,464           29,440                        69,071

Long-term debt, less current portion                              7,645        1,720                -                         9,365
Other liabilities                                                 3,905        1,605               64           (E)           5,574
                                                               --------------------------------------                     ---------

     Total non-current liabilities                               11,550        3,325               64                        14,939

STOCKHOLDER'S EQUITY

Common stock                                                         17            2              (2)           (B)              17
Additional paid in capital                                       92,368        5,202          (5,202)           (B)          92,368
Common stock warrants                                                 -          250            (250)           (B)               -
Accumulated other comprehensive income                            2,177            -                -                         2,177
Retained earnings                                                13,700          411          (4,318)  (B, F, G, H)           9,793
Less-Treasury stock                                                   -        (176)              176           (B)               -
                                                               --------------------------------------                     ---------

     Total stockholders' equity                                 108,262        5,689          (9,596)                       104,355
                                                               --------------------------------------                     ---------

Total liabilities and stockholders' equity                     $153,979      $14,478          $19,908                      $188,365
                                                               --------------------------------------                     ---------
                                                               --------------------------------------                     ---------

                                 POWER-ONE, INC.
                         PRO FORMA FINANCIAL INFORMATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
             (Dollars in thousands, except share and per share data)



                                                                           Year Ended December 31, 1998
                                              ------------------------------------------------------------------------------------
                                              POWER-ONE       MELCHER          IPD          ADJUSTMENTS   REFERENCE     PRO FORMA
                                              ------------------------------------------------------------------------------------
Net sales                                     $  83,861      $  48,605      $  29,101        $     -                    $ 161,567
Cost of goods sold                               49,627         28,338         20,237            440        (B)            98,642
                                              --------------------------------------------------------                  ----------
     Gross profit                                34,234         20,267          8,864           (440)                      62,925

Selling expense                                   8,151          7,602          2,124              -                       17,877
General and administrative expense                7,565          2,589          2,489              -                       12,643
Engineering expense                               4,601          4,613          2,903              -                       12,117
Quality assurance expense                         1,873            431            384              -                        2,688
Amortization of intangibles                       2,029              -              -          3,652        (A)             5,681
                                              --------------------------------------------------------                  ----------
     Total expenses                              24,219         15,235          7,900          3,652                       51,006

Income from operations                           10,015          5,032            964         (4,092)                      11,919

Interest income                                   1,352              -                        (1,204)       (C)               148
Interest expense                                   (577)          (736)          (599)        (2,363)       (D)            (4,275)
Other income (expense), net                         (97)            50            111              -                           64
                                              --------------------------------------------------------                  ----------
Income (loss) before income taxes                10,693          4,346            476         (7,659)                       7,856

Income taxes                                      2,666          1,079            270         (1,956)       (E)             2,059
                                              --------------------------------------------------------                  ----------
Net income (loss)                             $   8,027      $   3,267      $     206      $  (5,703)                   $   5,797
                                              --------------------------------------------------------                  ----------
                                              --------------------------------------------------------                  ----------
Basic earnings (loss) per common share        $    0.47      $    0.19      $    0.01      $   (0.33)                   $    0.34
                                              --------------------------------------------------------                  ----------
                                              --------------------------------------------------------                  ----------
Diluted earnings (loss) per common share      $    0.46      $    0.19      $    0.01      $   (0.33)                   $    0.33
                                              --------------------------------------------------------                  ----------
                                              --------------------------------------------------------                  ----------
Basic shares                                     17,073         17,073         17,073         17,073                       17,073
                                              --------------------------------------------------------                  ----------
                                              --------------------------------------------------------                  ----------
Diluted shares                                   17,325         17,325         17,325         17,325                       17,325
                                              --------------------------------------------------------                  ----------
                                              --------------------------------------------------------                  ----------


Notes to Pro Forma Consolidated Balance Sheet:

A) The Company is undertaking studies to establish the fair market value of the acquired IPD assets. Final results of these studies, not available at the time of this filing on Form 8-K/A, will be used to establish the opening balance sheet carrying values for IPD's net assets.

B) Record the purchase of all of the outstanding capital stock of IPD. The purchase price of approximately $31.8 million less certain capitalized lease obligations and other indebtedness of IPD was financed with advances totaling approximately $28 million under Power One's existing credit facility, as well as the Company's available cash.

C) Record the fair market value of certain assets acquired from IPD, based on the preliminary estimates made by management. These amounts are subject to reclassification and adjustments.

D) Record liabilities for estimated professional fees and expenses related to the IPD acquisition of $1.1 million.

E) Record the change in deferred taxes based on preliminary tax values of IPD's assets acquired and liabilities assumed.

F) Record a one-time charge of $3.3 million related to the IPD acquisition, for purchased in-process technology that had not reached technological feasibility and had no alternative future use.

G) Record a $1.0 million write-off for the unamortized balance of a license agreement for technology substantially similar to the product lines acquired as a result of the IPD acquisition.

H) Record the tax benefit for the $1.0 million write-off for the unamortized balance of a license agreement.



Notes to Pro Forma Consolidated Statement of Operations:

A) Record annual amortization of goodwill and other identified intangible assets relating to the IPD and Melcher acquisition, assuming amortization periods from 5 to 15 years and 7 to 20 years, respectively. The estimated useful lives are based on periods of economic benefit.

B) Record depreciation expense related to the fair market value adjustment of fixed assets related to the acquisition of IPD and Melcher.

C) Record reduction in interest income related to the assumed $33.4 million decrease in interest earning cash and short-term investments used to purchase Melcher, assumed interest rate of 5.35%. Cash was available beginning October 1, 1997, subsequent to the Company's initial public offering.

D) Record interest expense related to assumed additional borrowing of approximately $28 million to finance the IPD acquisition, assumed interest rate of 6.63%, and $10.0 million to finance the Melcher acquisition, assumed interest rate of 7.3%.

E) Record the income tax benefit related to the above adjustments, excluding the amortization of the goodwill and other identifiable assets relating to the IPD acquisition which are nondeductible for tax purposes.

F) The unaudited pro forma statement of operations excludes non-recurring items totaling $6.7 million, which consist of the following: inventory fair market value write-up of $0.8 million and $2.9 million related to the purchases of IPD and Melcher, respectively, which increased cost of goods sold expense; in-process research and development charge of $3.3 million and write-off of $1.0 million technology and license agreement, both of which related to the purchase of IPD; and related income tax benefit of $1.3 million.

G) Additional sales and cost savings benefits from synergies derived from the acquisition are expected but are not reflected in the Pro Forma Statements of Income.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 19, 1999                  Power-One, Inc.

                                   By:  /s/ STEVEN J. GOLDMAN
                                        ------------------------------
                                        Steven J. Goldman
                                        Chairman of the Board, Chief Executive
                                        Officer and President


                                   By:  /s/ EDDIE K. SCHNOPP
                                        -------------------------------
                                        Eddie K. Schnopp
                                        Sr. Vice President, Finance,
                                        Chief Financial Officer and Secretary